Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Newegg Commerce, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares par value $0.43696 per share ("Common Shares")		457(o)		$			$0.0001381	$
Fees to be Paid	Equity	Warrants to purchase Common Shares		457(o)					0.0001381
Fees to be Paid	Other	Units (consisting of Common Shares and Warrants)		457(o)					0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)				215,699,203.48	0.0001381		29,788.06
Fees to be Paid	Equity	Common Shares (secondary offering)	(2)	Other	7,000,000		17.7650	124,355,000.00	0.0001381		17,173.43
Fees Previously Paid	Unallocated (Universal) Shelf		(3)	457(o)		$		$34,300,796.52			$4,736.94

Total Offering Amounts:								$374,355,000.00			51,698.43
Total Fees Previously Paid:											4,736.94
Total Fee Offsets:											43,494.51
Net Fee Due:											$3,466.98

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Offering Note(s)

(1)	(a) Represents securities that may be offered and sold from time to time in one or more offerings by Newegg Commerce, Inc. (the "Registrant"). There are being registered hereunder such indeterminate number of the securities of each identified class as may be sold in any combination by the Registrant from time to time at indeterminate prices, with the aggregate initial offering price not to exceed $250,000,000. The securities registered also include such indeterminate amount of securities as may be issued upon exercise of warrants registered hereunder or pursuant to the antidilution provisions of any such securities. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (b) The amount registered, the proposed maximum offering price per unit and the maximum aggregate offering price for each class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and are not specified as to each class of security pursuant to Instructions 2.A.ii.b. and 2.A.iii.b. to the Calculation of Filing Fee Tables under Item 9(b) of Form F-3 under the Securities Act of 1933, as amended (the "Securities Act"). (c) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include an indeterminate number of Common Shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	(a) Represents Common Shares of the Registrant that will be offered for resale by the selling shareholders pursuant to the registration statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include an indeterminate number of Common Shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (b) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant's Common Shares as reported on the Nasdaq Capital Market on May 28, 2026.
(3)	Based on revisions to the Offset Claims and Sources in Table 2 below, the aggregate total net fee due for the securities registered pursuant to this registration statement and as described in footnotes (1) and (2) above is $8,203.92. In connection with the initial filing of this registration statement on June 1, 2026, the Registrant previously paid a registration fee in cash of $4,736.94. Accordingly, the net fee due is $3,466.98. No new amount or type of securities is being registered pursuant to the filing of Amendment No. 1 to this registration statement. Also see footnote (1) to this Table 1 for a description of total registered securities categorized under unallocated (universal) shelf.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Newegg Commerce, Inc.	(1)	F-1	333-261077	11/15/2021		$20,579.07	Equity	Common Shares		$221,996,440.13	$
Fee Offset Claims	Newegg Commerce, Inc.	(2)	F-3	333-265985	07/01/2022		22,915.44	Equity	Common Shares	3,000,000	247,200,000.00
Fee Offset Sources	Newegg Commerce, Inc.	(3)	F-1	333-261077		11/15/2021							20,579.07
Fee Offset Sources	Newegg Commerce, Inc.	(4)	F-3	333-265985		07/01/2022							22,915.44

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	On November 15, 2021, the Registrant initially filed a Registration Statement on Form F-1 (File No. 333-261077), which was withdrawn on June 30, 2022 (the "Prior F-1 Registration Statement"), registering Common Shares with a maximum aggregate offering price of $300,000,000 and paid an aggregate filing fee of $27,810.02 (calculated at the filing fee rate which was in effect at the time of the filing of the Prior F-1 Registration Statement), of which $3,763.95 was used to offset the filing fee. Such offset amount from the Prior F-1 Registration Statement is no longer eligible to be used to offset filing fees because such amount was originally paid in connection with the Registration Statement on Form F-1 (File No. 333-249659), initially filed on October 26, 2020. Subsequently, the filing fee paid in connection with the Prior F-1 Registration Statement was used to offset filing fees paid in connection with a Registration Statement on Form F-3 (File No. 333-265985), initially filed by the Registrant on July 1, 2022 and declared effective on October 4, 2022 (the "Prior F-3 Registration Statement") registering securities offered by the Registrant with a maximum aggregate offering price of $300,000,000. Pursuant to Rule 415(a)(5) under the Securities Act, the Prior F-3 Registration Statement has expired. At the time of the expiration of the Prior F-3 Registration Statement, there remained unsold $262,600,000 of securities (the "Unsold Primary Securities") registered under the Prior F-3 Registration Statement, for which the Registrant paid a registration fee of $24,343.02 (calculated at the filing fee rate which was in effect at the time of the filing of the Prior F-3 Registration Statement). Pursuant to Rule 457(p), and based on the amounts set forth in this footnote, the Registrant is offsetting $20,579.07 of the filing fees associated with the filing of this registration statement with the fees previously paid to register securities under the Prior F-1 Registration Statement (and taking into account the Unsold Primary Securities under the Prior F-3 Registration Statement).

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	The Prior F-3 Registration Statement also registered 60,000,000 Common Shares (or 3,000,000 reflecting the one-for-20 share combination effective on April 7, 2025) offered for resale by a selling shareholder. At the time of the expiration of the Prior F-3 Registration Statement, there remained unsold 3,000,000 Common Shares (collectively, the "Unsold Secondary Securities") registered under the Prior F-3 Registration Statement, for which the Registrant paid a registration fee of $22,915.44 (calculated at the filing fee rate which was in effect at the time of the filing of the Prior F-3 Registration Statement). Pursuant to Rule 457(p), the Registrant is offsetting $22,915.44 of the filing fees associated with the filing of this registration statement with the fees previously paid to register the Unsold Secondary Securities under the Prior F-3 Registration Statement.

Offset Note(s):

(3)	See footnote (1) to this Table 2.
(4)	See footnote (2) to this Table 2.